PALMWORKS, INC.

               COMPANY CO-FOUNDERS/OFFICER COMPENSATION AGREEMENT

         This Compensation Agreement (this "Agreement") is dated and made effective the 28th day of October, 1999 (the "Effective Date") between PALMWORKS, INC., a Nevada corporation (and/or PALMWORKS, INC., a New York corporation) (the "Company") and Ellen S. Eckler, ("Officer").

         1. Employment. Company employs and Officer accepts employment on the terms and conditions in this Agreement.

         2. Duties. Officer is employed in the capacity of Executive VP/CFO. Officer shall perform the duties customarily performed by an Executive VP/CFO.

         3. Intensity of Effort; Other Business. Officer shall devote Officer's entire working time, attention and efforts to Company's business and affairs, shall faithfully and diligently serve Company's interests and shall not engage in any business or employment activity that is not on Company's behalf (whether or not pursued for gain or profit) except for (a) activities approved in writing in advance by the Board and (b) passive investments that do not involve Officer providing any advice or services to the businesses in which the investments are made.

         4. Term. The term of this Agreement starts on the Effective Date and expires one year later (the "Initial Term"). This Agreement shall automatically be renewed for successive one-year terms (each referred to as an "Extended Term") unless either party gives written notice of nonrenewal at least thirty
(30) days before the expiration of the term. Unless stated otherwise, the word "year" as used in this Agreement refers to incremental periods of 365 days each (366 days in the case of a leap year), not calendar years. This Agreement may terminate before the expiration of any term as provided below.

         5. Compensation. Officer's compensation shall be as follows:

                  a. Officer's gross salary initially shall be $8,000 per month ($96,000 per year on an annualized basis), which shall be computed and paid in equal installments consistent with Company's normal payroll procedures. At the end of each calendar year, Officer's salary shall be reviewed by the Board and adjusted as determined by the Board in its sole discretion, provided that, absent cause or Officer's consent, it may not be adjusted downward.

                  b. Furthermore, each Officer may purchase additional options at each quarter end. Not to exceed 25% of the Officer's gross quarterly salary. These options may be purchased at 15% below the lowest strike price in the quarter of purchase. Notice of intent to purchase must be made within the first week of the last month of the quarter of purchase.

                  c. In the event that the Company were to be acquired; any and all Officer' stock and or stock options would automatically become fully vested; unless; the Officer were to continue employment, then the Officer would be subject to the continuation of employment terms of the acquisition.

                  d. Officer may receive annual bonuses, profit sharing and/or incentive compensation based on Company's profitability as determined by the Board in its sole discretion.

                  e. Officer shall be eligible for such other compensation as may be provided by the Board in its sole discretion.

         6. Benefit Plans. Officer shall be eligible for all benefit plans (including retirement or pension plans, profit sharing plans and stock option plans, as may be made available) that are provided generally to Company's executive Officers.

         7. Vacation and Sick Leave. Officer shall be entitled 3 weeks of vacation the first year with an additional week for each continued year of service (a prorated accrual method will be applied as necessary for begin and end dates within a calendar year). Each calendar year end Officer may choose to carry up to 50% of any pending (unused) vacation time into the next calendar year (never to exceed 6 weeks of vacation credit), or Officer may choose to request a cash out for any pending vacation time not used during that calendar year. If the Officer's term begins or ends

         8. Disability. Officer shall be entitled to such disability benefits as may be provided in the Company's benefit plan set forth in the Company's Officer Handbook.

         9. Business Expenses. Officer is authorized to incur reasonable travel and entertainment expenses to promote Company's business, as approved by the Company Officers or Board of Directors. Company shall reimburse Officer for those expenses. Officer shall provide to Company the itemized expense account information, as well as, associated receipts; that Company reasonably requests.

         10. Termination. Officer's employment may be terminated before the expiration of this Agreement as follows, in which event Officer's compensation and benefits shall terminate except as otherwise provided below.

                  a. By Company Without Cause. Company may terminate Officer's employment at anytime, without cause or good reason or advance notice. If Company terminates Officer's employment without cause, however, and provided that Officer releases Company and its agents from any and all claims in a signed, written release satisfactory in form and substance to Company, Company shall pay to Officer termination payments/severance as follows:

                  1.) 3 months of regular Officer pay, providing the Officer has completed a minimum of 6 months of service with the company. All stock becomes automatically fully vested, and, 50% vesting on any stock options.

                  2.) 6 months of regular Officer pay, providing the Officer has completed a minimum of 12 months of service with the company. All stock, as well as, any stock options become fully vested.

                  3.) 12 months of regular Officer pay, providing the Officer has completed a minimum of 18 months of service with the company. . All stock, as well as, any stock options become fully vested.

                  4.) A maximum of 12 months of regular Officer pay, providing the officer has completed a minimum of 18 months of service with the company, unless otherwise setforth in a 'Continuation as Consultant Agreement'. All stock, as well as, any stock options become fully vested.

                  b. By  Company  for Cause.  Company  may  terminate  Officer's employment for cause. If Company wishes to terminate Officer's employment for cause it shall first give Officer 30 days' written notice of the circumstances constituting cause and an opportunity to cure, unless the circumstances are not subject to being cured. Following the notice and opportunity to cure (if cure is not made), or immediately if notice and opportunity to cure are not required, Company may terminate Officer's employment for cause by giving written notice of termination. The notice may take effect immediately or at such later date as Company may designate, provided that Officer may accelerate the termination date by giving five business days' written notice of the acceleration. Any termination of Officer's employment for cause must be approved by a majority of the Board other than Officer. Officer must be given reasonable advance notice of the meeting at which termination is to be considered, and a reasonable opportunity to address the Board. Officer would no longer be eligible for company benefits of any kind; any stock options not fully vested would be fully surrendered to the company.

                  For purposes of this Agreement "cause" means and is limited to dishonesty, fraud, commission of a felony or of a crime involving moral turpitude, destruction or theft of Company property, physical attack to a fellow Officer, intoxication at work, use of narcotics or alcohol to an extent that materially impairs Officer's performance of his or her duties, willful malfeasance or gross negligence in the performance of Officer's duties, violation of law in the course of employment that has a material adverse impact on Company or its Officers, misconduct materially injurious to Company, or any material breach of Officer's duties or obligations to Company that results in material harm to Company.

                  c. By Officer Without Good Reason. Officer may terminate Officer's employment at any time, with or without good reason, by giving one hundred and eighty (180) days' advance written notice of termination. Officer would no longer be eligible for company benefits of any kind; any stock/options not fully vested would be fully surrendered to the company.

                  d. By Officer for Good Reason. Officer may terminate Officer's employment for good reason, in which event Officer shall be entitled to the same rights under this Agreement as if Company had terminated Officer's employment without cause. If Officer wishes to terminate employment for good reason Officer shall first give Company 30 days' written notice of the circumstances constituting good reason and an opportunity to cure, unless the circumstances are not subject to being cured. Following the notice and opportunity to cure (if cure is not made), or immediately if notice and opportunity to cure are not required, Officer may terminate employment for good reason by giving written notice of termination. The notice may take effect immediately or at such later date as Officer may designate, provided that Company may accelerate the
termination   date  by  giving  five  business   days'  written  notice  of  the
acceleration. Officer would no longer be eligible for company benefits of any kind; any stock options not fully vested would be fully surrendered to the company; unless otherwise agreed upon and approved through the Board of Directors of the Company.

                  For purposes of this Agreement, "good reason" means and is limited to the occurrence without cause and without Officer's consent of a material reduction in the character of Officer's duties, level of work responsibility or working conditions, a reduction in Officer's salary and/or benefits greater than 10% of the level initially established at the commencement of this Agreement, Company requiring Officer to be based anywhere other than the greater Houston area, except for reasonable travel on Company's business, or any material breach by Company of its duties or obligations to Officer that results in material harm to Officer.

                  e. Death. Officer's employment shall terminate automatically upon Officer's death.

         11. Indemnification. Company shall defend and indemnify Officer from and against any and all claims that may be asserted against Officer by third parties (including derivative claims asserted by third parties on behalf of Company) that are connected with Officer's employment by Company, to the extent permitted by applicable law. The foregoing notwithstanding, Company shall not be required to defend or indemnify Officer (a) in criminal proceedings, (b) in civil proceedings where Officer is the plaintiff or (c) to the extent it is finally adjudicated that Officer did not act in good faith and in the reasonable belief that Officer's actions were appropriate in the discharge of Officer's duties for Company. Company may fulfill its duty of defense by providing competent legal counsel of Company's choosing. The foregoing rights are in addition to any other rights to which Officer may be entitled under any other agreement, policy, bylaw, insurance policy, ordinance, statute or other provision.

         12. Invention, Confidentiality, Nonraiding and Noncompetition Agreement. Officer shall execute an Invention, Confidentiality, Nonraiding and Noncompetition Agreement in the form attached as Exhibit A, which is a part of this Agreement.

         13. Dispute Resolution. All disputes between Officer and Company that otherwise would be resolved in court shall be resolved instead by the following alternate dispute resolution process (the "Process" ).

                  a. Disputes Covered. This Process applies to all disputes between Officer and Company, including those arising out of or related to this Agreement or Officer's employment at Company. Disputes subject to this Process include but are not limited to pay disputes, contract disputes, wrongful termination disputes and discrimination, harassment or civil rights disputes. This Process applies to disputes Officer may have with Company and also applies to disputes Officer may have with any of Company's Officers or agents so long as the Officer or agent with whom Officer has the dispute is also bound by or consents to this Process. This Process applies regardless of when the dispute arises and will remain in effect after Officer's employment with Company ends, regardless of the reason it ends. This Process does not apply, however, to workers' compensation or unemployment compensation claims.

                  b. Mediation. Before having an arbitration hearing, Officer and Company agree to attempt to resolve all disputes by mediation using the Employment Mediation Rules of the American Arbitration Association. Mediation is a nonbinding process in which a neutral person helps the parties to try to reach an agreement to resolve their disputes. If the mediation is done after one party has started the arbitration process, the mediation shall not delay the arbitration hearing date. Temporary or interim relief may be sought without mediating first. Any failure to mediate shall not affect the validity of an arbitration award or the obligation to arbitrate.

                  c. Arbitration. All disputes that are not resolved by agreement (in mediation or otherwise) shall be determined by binding arbitration. Arbitration is a process in which one or more neutral people decide the case after hearing evidence presented by both sides. The arbitration shall be governed by the rules of the American Arbitration Association.

                  d. Injunctive Relief. Either party may request a court to issue such temporary or interim relief (including temporary restraining orders and preliminary injunctions) as may be appropriate, either before or after mediation or arbitration is commenced. The temporary or interim relief shall remain in effect pending the outcome of mediation or arbitration. No such request shall be a waiver of the right to submit any dispute to mediation or arbitration.

                  e. Attorneys' Fees, Venue and Jurisdiction in Court. In any lawsuit arising out of or related to this Agreement or Officer's employment at Company, the prevailing party shall recover reasonable costs and attorneys' fees, including on appeal. Venue and jurisdiction of any such lawsuit shall exist exclusively in state and federal courts in Galveston County, Texas, unless injunctive relief is sought by Company and, in Company's judgment, that relief might not be effective unless obtained in some other venue. These provisions do not give any party a right to proceed in court in violation of the agreement to arbitrate described above.

                  f. Employment Status. This Dispute Resolution Process does not guarantee continued employment, require discharge only for cause or require any particular corrective action or discharge procedures.

         14. Governing Law. This Agreement shall be governed by the internal laws of the state of Texas without giving effect to provisions thereof related to choice of laws or conflict of laws.

         15. Saving Provision. If any part of this Agreement is held to be unenforceable, it shall not affect any other part. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. The indemnification, confidentiality, limitations on publicity, possession of materials, noncompetition, nonraiding and dispute resolution provisions of this Agreement shall survive after Officer's employment by Company ends, regardless of the reason it ends, and shall be enforceable regardless of any claim Officer may have against Company.

         16. Waiver. No waiver of any provision of this Agreement shall be valid unless in writing, signed by the party against whom the waiver is sought to be enforced. The waiver of any breach of this Agreement or failure to enforce any provision of this Agreement shall not waive any later breach.

         17. Assignment; Successors. Company may assign its rights and delegate its duties under this Agreement. Officer may not assign Officer's rights or delegate Officer's duties under this Agreement.

         18. Binding Effect. This Agreement is binding upon the parties and their personal representatives, heirs, successors and permitted assigns.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute a single agreement.

         20. Legal Representation. In connection with this Agreement, the Company's law firm has only represented Company and has not represented Officer. Officer acknowledges that Officer has been advised to consult with independent legal counsel before signing this Agreement and has had the opportunity to do so.

         21. Complete Agreement. This Agreement, together with the attached Exhibits, is the final and complete expression of the parties' agreement relating to Officer's employment, and supercedes any prior employment agreements and/or understandings between the parties. This Agreement may be amended only by a writing signed by both parties; it may not be amended orally or by course of dealing. The parties are not entering into this Agreement relying on anything not set out in this Agreement. This Agreement shall control over any inconsistent policies or procedures of Company, whether in effect now or adopted later, but Company's policies and procedures that are consistent with this Agreement, whether in effect now or adopted later, shall apply to Officer according to their terms.

         DATED as of the date first written above.

         OFFICER:                           /s/ Ellen S. Eckler
                                            ---------------------
                                            Ellen S. Eckler

         COMPANY:                           PALMWORKS, INC.

                                            /s/ James T. Voss
                                            ---------------------
                                            James T. Voss
                                            Director

                                            /s/ Brent Nelson
                                            ---------------------
                                            Brent Nelson
                                            Director

                                 PALMWORKS, INC.

                                    EXHIBIT A

                         OFFICER NONDISCLOSURE AGREEMENT

This Officer Nondisclosure Agreement (this "Agreement") is by and between the undersigned officer ("Officer") and PALMWORKS INC. ("the Company"). For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree:

         1. Confidentiality. Officer recognizes that during the course of employment with, PALMWORKS INC, Officer will have access to certain Confidential Information (as defined below) relating to the business of the PALMWORKS, INC. Officer agrees that all Confidential Information shall remain the exclusive property of PALMWORKS INC.

         At all times during or following Officer's employment with PALMWORKS INC., Officer agrees not to disclose to anyone outside PALMWORKS INC., nor to use for any purpose other than Officer's work for PALMWORKS INC.; (i) any Confidential Information or (ii) any information PALMWORKS INC. has received from others which PALMWORKS INC. is obligated to treat as confidential or proprietary.

         If Officer has any questions as to what comprises such confidential or proprietary information, or to whom, if anyone, it may be disclosed, Officer will consult with his or her supervisor. In any dispute over whether information is Confidential Information for purposes of enforcement of this Agreement, it shall be the burden of Officer to show both that such contested information is not Confidential Information within the meaning of the Agreement, and that it does not constitute a trade secret under the laws of the State of Texas.

         2. Definition of Confidential Information. "Confidential Information" means any information or material in which PALMWORKS INC., whether or not owned or developed by PALMWORKS INC., which is not generally known other than by PALMWORKS INC., and of which Officer may obtain knowledge through or as a result of the employment relationship established with PALMWORKS INC.

         Without limiting the foregoing, Confidential Information means: (a) any and all information relating to research, development, trade secrets, know how, inventions, technical data, software, manufacture, and engineering; (b) information entrusted to PALMWORKS INC., or its principal officers and/or officers by third parties; and (c) any and all business plans, marketing techniques and plans, financial materials, cost data, customer lists, pricing policies and other proprietary business information relating to purchasing, accounting, marketing, merchandising or selling. Proprietary information also includes any non-public information obtained in the course of employment with PALMWORKS INC.

Confidential Information will not include information that (i) Officer lawfully obtains from any third party who has lawfully obtained such information; or (ii) is generally available to the public or is later published or generally disclosed to the public by PALMWORKS INC.

         3. Return of Materials. At the time Officer leaves the employ of PALMWORKS INC., Officer shall return all papers, drawings, notes, memoranda, manuals, specifications, designs, devices, documents, diskettes and tapes, and any other material on any media containing or disclosing any confidential or proprietary technical or business information. Officer shall also return any keys, pass cards, identification cards, or other property belonging to PALMWORKS INC.

         4. No Guarantee of Employment. Officer acknowledges and agrees that Officer's employment with PALMWORKS INC., is of indefinite duration and that either PALMWORKS INC. or Officer is free to terminate this employment relationship at will and at any time with or without cause. Officer also acknowledges that any representation to the contrary is unauthorized and void, unless contained in a formal written employment contract signed by an officer of PALMWORKS INC.

         5. Injunctive Relief. Officer acknowledges that any violation of this Agreement by Officer will cause irreparable injury to PALMWORKS INC. and PALMWORKS INC. shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security. Officer consents to PALMWORKS INC. notifying anyone to whom Officer may provide services of the existence and terms of this Agreement.

         6. Miscellaneous. If court proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of reasonable costs and expenses of litigation and any appeal, including reasonable attorneys' fees. This Agreement shall be governed by the laws of the State of Texas. Venue for any action arising out of this Agreement shall exist exclusively in Galveston County, Texas, or in the Federal District Court for the Southeastern District of Texas, unless injunctive relief is sought by PALMWORKS INC. and, in PALMWORKS INC. judgment, may not be effective unless obtained in some other venue. Officer's obligations under this Agreement supplement and do not limit other obligations Officer has to PALMWORKS INC. including without limitation under the law of trade secrets. This Agreement shall be enforceable regardless of any claim Officer may have against PALMWORKS INC. If any provision of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect. This Agreement shall survive termination of Officer's employment, however caused. This Agreement shall be enforceable regardless of any claim Officer may have against PALMWORKS INC. This Agreement is the final and complete expression of the parties' agreement on these subjects, and may be amended only in a writing signed by PALMWORKS INC. and Officer.

         DATED this 28th day of October, 1999.

OFFICER:                                         /s/ Ellen S. Eckler
                                                 -------------------
                                                 Ellen S. Eckler, Exec VP/CFO